Company Contact:
Timothy Pham
Vice President and Director
Cavico, Corp.
714-843-5456
cavicohq@cavico.us

CCG Investor Relations Inc.
Roger Ellis, Senior Vice President
10960 Wilshire Blvd., Suite 2050
Los Angeles, CA 90024
Tel: 310- 477-9800
Roger.ellis@ccgir.com
http://www.ccgir.com

Cavico Corp. Appoints New Independent Director and Accepts Resignation of
Three Members of Board of Directors

LOS ANGELES & HANOI, VIETNAM,, Vietnam – April 21 – Cavico Corp. (“Cavico” or “the Company”) (OTC BB: CVIC), a leading infrastructure development company in Vietnam, announced today that the Board of Directors appointed Ms. June Sohn Kim as an independent board member of the Company’s Audit Committee and Compensation Committee. At the meeting, the Board of Directors also accepted resignations of Mr. Hai Thanh Tran, Mr. Hieu Van Phan, and Mr. Giang Linh Bui as members of Board of Directors.

Ms. June Sohn Kim is a Certified Public Accountant. Ms. Kim holds CPA licenses in the state of Washington and California. Kim graduated with a Bachelor of Science in accounting degree in 1980 from California State University. She specializes in SEC compliance for audits and preparation of financial statements with disclosures including, Form 10Q and Form 10K.  Prior to appointment as Cavico’s independent board member, Kim worked as a part-time Audit Manager for Stonefield Josephson, a CPA firm. Kim has also worked as a full time Audit Manager at Kabani & Company, Inc. as a full time Audit Manager for five years.

“Ms. Kim brings with her a wealth of experience and knowledge to Cavico. Kim’s extensive auditing experience and understanding of U.S. Securities and Exchange Commission regulations will greatly benefit Cavico. We think Kim’s appointment is an important step to fulfill the corporate governance requirement of listing on a senior exchange and will help reinforce our commitment to provide high quality oversight and consulting. I am confident she will help lead our efforts to make sure that Cavico has world class financial reporting and internal control and will make a positive contribution as part of Cavico’s Board,” commented Mr. Ha Quang Bui, Chief Executive Officer of Cavico.

Cavico’s Board of Directors accepted resignations of Mr. Hai Thanh Tran, Mr. Hieu Van Phan, and Mr. Giang Linh Bui as members of its Board of Directors. Mr. Tran, Mr. Phan, and Mr. Bui will continue to serve as the Company’s vice presidents.

Commenting on the resignations Mr. Bui said, “We are very thankful for the contribution these gentlemen have made to the creation and growth of Cavico. We strongly believe they will continue to play an important role as Cavico’s executive officers.”

About Cavico Corp. (OTCBB: CVIC)

Cavico Corp. is focused on large infrastructure projects, which include the construction of hydropower facilities, dams, bridges, tunnels, roads, mines and urban buildings. Cavico is also making investments in hydropower facilities, cement production plants and urban developments in Vietnam.  The company employs more than 3000 employees on projects worldwide, with offices throughout Vietnam and a satellite office in Australia.

Founded in 2000, Cavico is a major infrastructure construction, infrastructure investment and natural resources conglomerate headquartered in Hanoi, Vietnam. Cavico is highly respected for its core competency in the construction of mission-critical infrastructure including hydroelectric plants, highways, bridges, tunnels, ports and urban community developments. One of the Company’s primary competitive advantages is its ability to nurture a project “from concept through completion” with a vertical portfolio of interrelated investment, permitting, design, construction management and facility maintenance services. Cavico’s project partners include top multi-national corporations and government organizations. The Company employs more than 3,000 full-time, part-time, and seasonal workers. For more information, visit http://www.cavicocorp.com. Information on the Company’s Web site or any other Web site does not constitute a portion of this release.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this announcement are forward-looking statements, including but not limited to, the Company's ability to obtain the necessary financing to continue and expand operations, to market its construction services  in new markets and to offer construction services at competitive pricing, to attract and retain management, and to integrate and maintain technical information and management information systems; the effects of currency policies and fluctuations, general economic conditions and other factors detailed from time to time in the Company's filings with the United States Securities and Exchange Commission and other regulatory authorities. These statements include, without limitation, statements regarding our ability to prepare the Company for growth, the Company's planned expansions, and predictions and guidance relating to the Company's future financial performance. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.